                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                               LORAL CORPORATION
                               UNDER SECTION 807
                                      OF
                         THE BUSINESS CORPORATION LAW


     We, the undersigned, Bernard L. Schwartz and Michael B. Targoff, being the Chairman of the Board and Secretary, respectively, of LORAL CORPORATION, do hereby certify:

     1) The name of the corporation is LORAL CORPORATION. This Corporation was originally formed under the name LORAL ELECTRONICS CORPORATION.

     2) The Certificate of Incorporation of LORAL ELECTRONICS CORPORATION was filed by the Department of State on February 24, 1948. A Certificate of Amendment of the Certificate of Incorporation of Loral Corporation was filed on October 18, 1993.

     3) This Restated Certificate of Incorporation was authorized by the Board of Directors.

     4) The Certificate of Incorporation as amended to change the post office address to which the Secretary of State shall mail copy of process against the corporation is hereby restated as amended to read as herein set forth:

          FIRST:   The name of the Corporation is LORAL CORPORATION.

          SECOND:   The purposes for which said Corporation is to be formed
are as follows:

          (a) To manufacture, assemble, install, buy, sell, design, patent, develop, export, import, exchange, repair and in any and every other way deal in radio, radio sets and receivers, television, television sets and receivers, amplifiers, sound equipment of any kind or nature whatsoever, devices, machinery, machine parts, tools, dies, engines, motors, appliances and any equipment directly or indirectly related to same and any parts or supplies of any of the above, whether made wholly or partly from metals or from any other material whatsoever, whether operated by electricity or by any other power, cause, or action.

          (b) To acquire, hold, maintain and operate all real estate, plants, machinery, warehouses, apparatus, equipment, franchises, licenses, and permits and do all other things requisite to the prosecution of such business.

          (c) To buy, lease or otherwise acquire the good will, franchises, rights and property of any corporation, person, firm, or association engaged in the same or similar line of business, and to pay for the same in cash, property, the stock or bonds of this company or otherwise, and to hold or in any manner dispose of, the whole or any part of the property so acquired; to conduct, carry on, operate, manage, control, improve and develop the whole or any part of any business or property so acquired, in the name of this Corporation, provided that such business is one that may be carried on by a corporation organized under the act under which this company is incorporated, and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

          (d) To sell or exchange all or any part of the property, assets, good will and undertaking of the company, and to accept in payment or exchange therefor, the stocks, bonds, or other securities of any other corporation, either domestic or foreign.

          (e) To borrow or raise money for the purpose of the company, to secure the same and any interest therein, and for that purpose or any other purpose, subject to the provisions and restrictions hereinafter set forth, to mortgage and charge all or any part of the present or after-acquired property-rights, or rights and franchises of the company, and to issue notes, bonds, debentures and other evidences of indebtedness.

          (f) To use the surplus profits of said Corporation for the purchase of any of the shares of its capital stock, provided, however, that the capital stock shall not be reduced except in accordance with the requirements of the statue.

          (g) To do all and everything necessary, suitable, useful or proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, as principal or agent, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to, or growing out of, or connected with, any of the aforesaid purposes, objects or powers, or any part or parts thereof, and to do any such acts or things to the same extent and as fully as natural persons might or could do in any part of the world.

          (h) To purchase, sell, lease, manufacture, deal in and deal with every kind of goods, wares and merchandise and every kind of personal property, including patents and patent rights, chattels, easements, privileges and franchises which may lawfully be purchased, sold, produced or dealt in by corporations under the statues of the State of New York.

          (i) To enter into, make, perform and carry out contracts of every kind, which may be necessary for or incidental to the business of the Corporation, with any person, firm, corporation, private, public or municipal, body politic, under the government of the United States, or any territory, district, protectorate, dependency or insular or other possession or acquisition of the United States, or any foreign government, so far as, and to the extent that the same may be done and performed by a corporation organized under the Stock Corporation Law.

          (j) This Corporation shall have the power to conduct its business in all branches in the

               State of New York or any other State of the United States and in all foreign countries and generally to do all acts and things and to exercise all the powers, now or hereafter authorized by law, necessary to carry on the business of this Corporation or to promote any of the objects for which this Corporation is formed.

          (k) The objects and powers specified in any clause contained in this Article, shall, except where otherwise expressed, be in no wise limited or restricted by reference to or interference from the terms of any other clause of this Article or any other Article of this Certificate; but the objects and powers specified in each of the clauses of this Article shall be regarded as independent objects, purposes and powers.

          (l) To acquire by purchase or otherwise hold, lease, own, improve, sell, convey, exchange, mortgage and otherwise deal or trade in and dispose of real property and any estate, interest or rights therein; to lend money on bonds secured by mortgage on real and personal property or otherwise; to erect, construct, alter, maintain and improve houses and buildings of every description on any lands of the Corporation or upon any other lands, and to re-build, alter and improve existing houses and buildings thereon.

          (m) The foregoing enumeration of specific powers shall not be held to limit or restrict in any manner, the general powers of the company, and the enjoyment thereof, as conferred by the Laws of the State of New York upon corporations organized under the provisions of the act under which this company is incorporated.

          THIRD:   The total number of shares which the Corporation shall have authority to issue is 152,000,000 of which 150,000,000 shares shall be Common Stock having a par value of Twenty-Five Cents ($.25) each, and 2,000,000 shares shall be Preferred Stock having a par value of One Dollar ($1.00) each.

          The relative powers, preferences and rights and the qualifications, limitations and restrictions on the shares of each class of stock are as follows:

          (1) The Preferred Stock may be issued in one or more series from time to time with such distinctive serial designations as may be stated or expressed in the resolutions providing for the issue of such stock from time to time adopted by the Board of Directors; and in such resolution providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix:

               (a) the annual dividend rate of the particular series, if any, whether the dividends shall be cumulative or non-cumulative and, if such dividends shall be cumulative, the date from which they shall be cumulative;

               (b) the redemption and liquidation prices for the particular series;

               (c) the voting power, if any, for the particular series and the terms and conditions under which such voting power may be exercised, provided that the shares of all series having voting power shall not have more than one vote each;

               (d) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund or fund of a similar nature or otherwise and the terms and conditions of such obligation; and
(e) the terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any.

          (2) In case the stated dividends and the amounts payable on liquidation to the holders of the Preferred Stock are not paid in full, the shares of all series of such Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

          (3) The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of surplus legally available for the payment of dividends, preferential dividends in cash at, but not exceeding, the annual rate fixed for each particular series at the time of the original authorization of the issue of the shares of the particular series, payable quarter-yearly on the fifteenth day of January, April, July and October in each year. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this subdivision (3).

          (4) So long as any of the Preferred Stock remains outstanding, in no event shall any dividend whatever, whether in cash, stock, or otherwise, be paid or declared, or any distribution be made on the Common Stock, nor shall any shares of the Common Stock be purchased, retired, or otherwise acquired for a consideration by the Corporation (a) unless the full dividends on the Preferred Stock for all past quarter-yearly dividend periods from the respective date or dates dividends became cumulative thereon, shall have been paid and the full dividend thereon for the then current quarter-yearly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, (b) unless, if any time the Corporation is obligated to retire shares of any series of Preferred Stock pursuant to a sinking fund or fund of a similar nature, all arrears, if any, in respect of the retirement of the Preferred Stock of all such series shall have been made good and (c) except out of surplus legally available at the time for payment of such dividends or for the purchase of such stock.

          Subject to the foregoing provisions, and not otherwise, such dividends (payable in cash, stock, or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of the remaining surplus of the Corporation, and the Preferred Stock shall not be entitled to participate in any such dividend, whether payable in cash, stock, or otherwise.

          (5) The Corporation, at the option of the Board of Directors, may redeem any one or more series at the time outstanding of the Preferred Stock, in whole at any time or in part from time to time, upon notice duly given as hereinafter specified, by paying therefor the applicable redemption price fixed at the time of the original authorization of the issue of shares of such respective series for the shares thereof, together with a sum, in the case of each share so to be redeemed, computed at the annual dividend rate for the series of which the particular share is a part, from the date on which dividends on such shares became cumulative to the date fixed for such redemption, less the aggregate amount of all dividends theretofore and on such redemption date paid thereon.

          Notice of every such redemption of the Preferred Stock shall be given by publication at least once in each of two successive calendar weeks in a daily newspaper printed in the English language and published and of general circulation in the City of New York, New York, the first publication to be at least thirty days prior to the date fixed for such redemption. At least thirty days' previous notice of every such redemption shall also be mailed to the holders of record of the shares to be redeemed at their respective addresses as the same shall appear on the books of the Corporation, and if such notice has been given as herein provided, the failure of any holder to receive such notice shall not affect the validity of the proceedings for the redemption of any share so to be redeemed.

          In case of redemption of only part of any series of the Preferred Stock at any time outstanding, the Corporation shall designate by lot the shares so to be redeemed. Subject to the limitations and provisions herein contained, the Board of Directors shall have full power and authority to prescribe the manner in which the drawings by lot shall be conducted and the terms and conditions upon which the Preferred Stock shall be deemed from time to time.

          If such notice of redemption shall have been given as hereinbefore provided, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares of the Preferred

Stock so called for redemption shall no longer be deemed to be outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest, and the right to exercise, on or before the date fixed for redemption, privileges of conversion or exchange, if any, not theretofore expiring.

          Provided, however, in the alternative, that if such notice of redemption shall have been duly given as hereinbefore provided or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization to give or complete such notice as hereinbefore provided, and if prior to the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with a bank or trust company in good standing, designated in such notice, organized under the laws of the United States of America or of the State of New York, doing business in the City of New York, New York, having a capital surplus and undivided profits aggregating at least $5,000,000 according to its last published statement of condition, in trust to be applied to the redemption of the shares so called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all shares of the Preferred Stock so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right to exercise, on or before the date fixed for redemption, privileges of conversion or exchange, if any, not theretofore expiring. Any funds so deposited which shall not be required for such redemption because of the exercise of any such right of conversion subsequent to the date of such deposit shall be returned to the Corporation forthwith. Any interest accrued on any funds so deposited shall be paid to the Corporation from time to time.

          Any funds so set aside or deposited, as the case may be, and unclaimed at the end of six years from such redemption date shall be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

          Shares of any series of Preferred Stock so redeemed may thereafter, in the discretion of the Board of Directors, be reissued at any time or from time to time to the extent and in any manner not or hereafter permitted by law, except as may be otherwise provided in the resolution or resolutions of the Board of Directors providing for the issue of shares of any such series.

          (6) In the event of a liquidation, dissolution or winding up the affairs of the Corporation, whether voluntary or involuntary, then, before any distribution or payment shall be made to the holders of the Common Stock, the holders of each series of the Preferred Stock shall be entitled to be paid in cash the applicable liquidation price per share fixed at the time of the original authorization of the issue of shares of each such respective series and, in the case of each share of the Preferred Stock having cumulative dividend rights, an amount, computed at the annual dividend rate for the series of which the particular share is a part, from the date on which dividends on such share became cumulative to the date fixed for such distribution or payment, less the aggregate amount of all dividends theretofore and on such distribution or payment date paid thereon. If such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock according to their respective shares.

          FOURTH: No holder of stock of the Corporation shall have any right as such holder to subscribe for or acquire from the Corporation any stock, whether such stock be a part of the presently authorized stock or a part of any future increase thereof, or any bonds, notes, debentures, or other securities convertible into stock of the Corporation which the Corporation may from time to time issue; and the Corporation shall have the right from time to time, without offering the same to the holders of such stock of any class then outstanding, to issue and sell shares of its stock of any class or any such bonds, notes, debentures or other securities convertible into stock to such person or persons as its Board of Directors from time to time shall determine. As used in this section, the expression "securities convertible into stock" shall be deemed to include all bonds, notes, debentures or other evidence of indebtedness to which are attached, or with which are issued, warrants or other instruments evidencing the right to purchase or otherwise acquire shares of stock of the Corporation.

          FIFTH:   The office of the Corporation is to be located in the City of New York, County of New York, State of New York.

          SIXTH:   The duration of the Corporation shall be perpetual.

          SEVENTH:   The number of its Directors shall be as set forth in the
By-Laws of this Corporation but shall at no time be less than 3 nor more than
11. At the 1985 annual meeting of stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1986 annual meeting of stockholders, the term of office of the second class to expire at the 1987 annual meeting of stockholders, and the term of office of the third class to expire at the 1988 annual meeting of stockholders. Increases or decreases in the total number of authorized directors shall be allocated among the classes of directors, so as to retain the number of directors in each class as nearly equal in number as possible. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election; directors elected to fill a vacancy shall be elected for a term equal to the remaining term of office of the class to which such directors shall have been elected.

     Subject to the rights of then-outstanding holders of any class or series of the capital stock of the Corporation entitled to vote generally in the election of directors (hereinafter in this Article SEVENTH and paragraph
(1)(a) of Article NINTH of this Certificate of Incorporation such stock is referred to as the "Voting Stock"), newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next regular annual meeting of stockholders at which directors are to be elected. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

     Subject to the rights of the holders of any class or series of the Voting Stock then-outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by resolution adopted by the directors or by the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote, but not in derogation of any special vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation, of any designation of the rights, powers and preferences of any class or series of Preferred Stock made pursuant to Article THIRD of this Certificate of Incorporation ("Preferred Stock Designation"), the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article SEVENTH, unless such alteration, amendment or repeal has been first approved by a resolution adopted by the Board of Directors.

          EIGHTH:   The Secretary of State of the State of New York is hereby
designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served, and the address to which the Secretary of State shall mail a copy of such process served upon him is 600 Third Avenue, New York, New York 10016.

          NINTH:   The following provisions are inserted for the regulation of the business and conduct of the affairs of the Corporation and it is expressly provided that they are intended to be in furtherance and not in limitation or exclusion of the powers conferred by statute:

          (1) The Board of Directors of the Corporation shall have power among other things:

               (a) To make, alter, amend and repeal the By-Laws of this Corporation, subject to the power of the holders of the Voting Stock to alter, amend or repeal the By-Laws; provided, however, that notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition of any affirmative vote of the holders of any particular class or series of the capital stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to (i) alter, amend or repeal any provision of the By-Laws which is to the same effect as Article SEVENTH of this Certificate of Incorporation, or which establishes the manner in which a special meting of the stockholders of this Corporation may be called, or which prescribes the manner in which the By-Laws may be amended, or (ii) alter, amend or repeal any provision of this proviso to this paragraph (1)(a) of Article NINTH, unless such alteration, amendment or repeal has been first approved by the Board of Directors.

               (b) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock book), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right, except as conferred by statute, to inspect any account, book or document of the Corporation unless expressly so authorized by resolution of the Board of Directors or the stockholders.

               (c) From time to time to fix and determine and to vary the amount of the working capital of the Corporation, to direct and determine whether any, and if any, what part, of the surplus or net profits of the Corporation shall be declared in dividends and paid to the stockholders, and to set apart any of the funds of the Corporation otherwise available for dividends as a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

               (d) By resolution passed by a majority of the whole Board of Directors, to designate three or more of its members to constitute an Executive Committee, which, to the extent provided in said resolution or in the By-Laws of the Corporation, shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the Corporation as may be lawfully delegated.

          (2) In the absence of fraud, no contract or other transaction between the Corporation and any other corporation and no act of the Corporation shall in any way be invalidated or otherwise affected by the fact that any of the Directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any Director of the Corporation, individually, or any firm or association of which any Director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation, provided that the fact that he, individually, or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors, or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and any Director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors or of any committee of the Corporation which is authorizing any such contract or transaction, and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any contract, transaction or act of the Corporation or of the Directors or of any committee, which shall be ratified by a majority of a quorum of the stockholders of the Corporation at any annual meeting, or at any special meeting called for such purpose, shall, in so far as permitted by law, be as valid and as binding as though ratified by every stockholder of the Corporation.

          (3) Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a Director, officer or employee of the Corporation or of any corporation for which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, Director or employee is liable for negligence or misconduct in the performance of his duties. Such right of indemnification shall not be deemed exclusive of any other rights to which such Director, officer or employee may be entitled apart herefrom. Any amount payable by way of indemnity, whether the action, suit or proceeding reaches final judgment, or is settled with court approval before final judgment, shall be determined and paid in accordance with the then applicable provisions of the statues of the State of New York; provided, however, that if such amount is paid otherwise than pursuant to court order or action by the stockholders, the Corporation shall within eighteen months from the date of such payment mail to its stockholders of record at the time entitled to vote for the election of Directors a statement specifying the persons paid, the amounts of the payments and the final disposition of the litigation.

     IN WITNESS WHEREOF, we have signed this Restated Certificate of Incorporation on the 30th day of May, 1995, and we affirm the contents therein as true under penalties of perjury.




/s/ Bernard L. Schwartz            /s/ Michael B. Targoff
Bernard L. Schwartz                Michael B. Targoff
Chairman                           Secretary